Exhibit 10.1

SIX FLAGS ENTERTAINMENT CORPORATION

RETIREMENT AGREEMENT

This Retirement Agreement dated as of September 14, 2012 (the “Agreement”) is by and between Alexander Weber, Jr. (the “Executive”) and Six Flags Entertainment Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Executive and the Company are parties to that certain Employment Agreement dated as of May 11, 2010 as amended by Amendment No. 1 thereto dated as of September 7, 2010 (collectively the “Employment Agreement”);

WHEREAS, Executive believes he has accomplished his primary objectives as Chief Operating Officer of the Company and desires to retire from the Company on September 30, 2012 (the “Retirement Date”);

WHEREAS, because of Executive’s service to the Company, the Company and Executive have agreed to certain payments and benefits and, as a condition to receiving such payments and benefits, the Executive is required to execute, deliver and not revoke a general release of claims.

NOW, THEREFORE, for the promises and covenants set forth herein and for such other good and valuable consideration, the receipt of which is hereby acknowledged, the Executive and Company enter into this Agreement on the following terms and conditions:

1.                                      Retirement.  The Executive and Company acknowledge and agree that the Executive’s employment with the Company and its affiliates will end on the Retirement Date with Executive’s retirement, and that effective as of the Retirement Date, the Executive has not and will not represent himself as being an employee, officer, agent or representative of the Company or its affiliates for any purpose.  Effective as of the Retirement Date, the Executive resigns from all of the Executive’s positions with the Company and its affiliates (and as a fiduciary of any benefit plan of the Company and its affiliates), including without limitation, Chief Operating Officer of the Company.  The Executive shall execute such additional documents as requested by the Company to evidence the foregoing.  Except as provided for within paragraph 3 below, the Retirement Date shall be the termination date of the Executive’s employment for purposes of active participation in and coverage under all benefit plans and programs sponsored by or through the Company or its affiliates, including, but not limited to, any Company retirement plan.

2.                                      Accrued Amounts.  Within ten (10) business days following the Retirement Date (or such earlier time as may be required by applicable law), the Company shall pay the Executive any unpaid Base Salary (as defined in the Employment Agreement) through the Retirement Date and any accrued, unused vacation days in accordance with the Company’s policies.  Within twenty (20) business days following the Retirement Date (or such earlier time as may be required by applicable law), the Company shall pay the Executive any unreimbursed business expenses entitled to reimbursement (including up to one-half of the termination costs for Executive’s lease in Dallas) provided Executive properly submits documentation therefor in accordance with the Company’s policies within ten (10) business days after the Retirement Date.  In addition, the

Executive shall retain his right to all other payments and benefits to which he is entitled under the Company’s tax-qualified retirement plans in accordance with the terms and conditions thereof and applicable law.  The Executive shall be entitled to the payments and benefits described in this paragraph 2 regardless of whether the Executive executes this Agreement or the agreement and general release of claims set forth on Appendix A (“General Release”).

3.                                      Retirement Benefits.  In exchange for the Executive’s waiver of claims against the Company and other Released Persons (as defined below in paragraph 5) in this Agreement and in the General Release and the Executive’s compliance with the other terms and conditions of this Agreement, the Company agrees:

(a)                                 To pay to the Executive cash payments in the aggregate amount of $800,000, which represents 50% of the sum of the Executive’s Base Salary and Target Bonus for 2012, such amount to be paid commencing following the Release Effective Date as defined in the General Release in equal installments over the six month period following Executive’s Retirement Date in accordance with the Company’s payroll practices subject to Section 19 Section 409A of the Employment Agreement;

(b)                                 To continue coverage for a period commencing on the Retirement Date through the earlier of 12 months from the Retirement Date or the date the Executive receives comparable coverage (determined on a benefit-by-benefit basis) from a subsequent employer for the Executive (and his eligible dependents, if any) under the Company’s health plans (including medical and dental) and life insurance plans on the same basis as such coverage is made available to executives employed by the Company (including, without limitation, co-pays, deductibles and other required payments and limitations).

(c)                                  The Executive’s unvested restricted stock units pursuant to the Project 350 Performance Award may vest as though Section 3(b) of such Restricted Stock Unit Agreement pursuant to the Project 350 Performance Award (“Project 350 Performance Award”) applied with the Retirement Date treated as occurring 60% through the period from the completion date of the 2011 audit to the 2012 Audit Completion resulting in vesting of 60% of the restricted stock units subject to the Project 350 Performance Award that would otherwise have vested upon 2012 Audit Completion (i.e., assuming the 2012 Target Adjusted EBITDA is achieved, 60% of the total restricted stock units subject to the Project 350 Performance Award; assuming the 2012 Target Adjusted EBITDA is not achieved, 30% of the restricted stock units subject to the Project 350 Performance Award).

Executive forfeits on the Retirement Date any right to any unvested or unearned Company options, restricted stock units or other equity award other than a portion of the Project 350 Performance Award as specified above and acknowledges that as of the Retirement Date he will have no Company options, restricted stock units or other equity awards other than as specified in paragraph 3(c) above.  Without limitation on the preceding sentence, the Executive forfeits any right to any award under the Project 500 Performance Awards.

(d)                                 The Company may cease making payments or providing benefits (including, without limitation, the equity awards set forth in (c) above) under this paragraph 3 if Executive materially violates the provisions of Section 5 Confidentiality of Trade Secrets and

Business Information, Section 6 Return of Information or Section 7 Noncompetition, Noninterference, Nondisparagement and Cooperation of the Employment Agreement and if curable, does not cure such violation within fifteen (15) days after written notice from the Company.

(e)                                  The Company will reasonably consider any request by Executive to shorten the one-year noncompetition period set forth in Section 7(a)(i) of the Employment Agreement if Executive seeks a new position that doesn’t directly or substantially adversely affect the Company, and the Company will in its sole and reasonable discretion determine whether to shorten such period.

(f)                                   Executive shall not be entitled to any payments or benefits or any other provisions under this paragraph 3 unless Executive executes after the Retirement Date, delivers and does not revoke the General Release in accordance with the terms of the General Release.  The Executive acknowledges that, by virtue of his retirement, he is not entitled to any payments or benefits under Section 4(b) of the Employment Agreement nor, except under the conditions of this paragraph 3 and as set forth in this paragraph 3, any payments or benefits set forth in this paragraph 3, including, without limitation, any restricted stock units pursuant to the Project 350 Performance Award.

4.                                      No Other Compensation.  The Executive acknowledges and agrees that the payments provided pursuant to this Agreement are in full and complete satisfaction of Executive’s rights under the Employment Agreement and any other claims Executive may have against the Company or any other Released Person (as defined below) including, without limitation, in respect of Executive’s employment or termination of employment by the Company or any Released Person, and Executive acknowledges that such amounts are fair and reasonable.

5.                                      Release.

(a)                                 In consideration for the payments and benefits to be provided to Executive pursuant to paragraph 3 above, Executive, for himself and for his heirs, executors, administrators, trustees, legal representatives and assigns (hereinafter referred to collectively as “Releasors”), forever release and discharge the Company and its subsidiaries, divisions, affiliates and related business entities, successors and assigns, and any of its or their respective directors, officers, fiduciaries, agents, trustees, administrators, employees and assigns (in each case, in their capacity as such) (collectively the “Released Persons”) from any and all claims, suits, demands, causes of action, covenants, obligations, debts, costs, expenses, fees and liabilities of any kind whatsoever in law or equity, by statute or otherwise, whether known or unknown, vested or contingent, suspected or unsuspected and whether or not concealed or hidden (collectively, the “Claims”), which Executive has had, now has, or may have against any of the Released Persons by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence, or other matter arising up to and including the date on which Executive signs this Agreement, except as provided in paragraph 5(c) below.

(b)                                 Without limiting the generality of the foregoing, this Agreement is intended to and shall release the Released Persons from any and all such claims, whether known or unknown, which Executive has had, now has, or may have against the Released Persons arising out of Executive’s employment or termination thereof, including, but not limited to: (i) any claim under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974 (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the Released Persons subject to the terms and conditions of such plan and applicable law), the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act of 1988, or the Fair Labor Standards Act of 1938, in each case as amended; (ii) any other claim whether based on federal, state, or local law (statutory or decisional), rule, regulation or ordinance, including, but not limited to, breach of contract (express or implied), wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages; and (iii) any claim for attorneys’ fees, costs, disbursements and/or the like.

(c)                                  Notwithstanding the foregoing, nothing in this Agreement shall be a waiver of claims: (1) that arise after the date on which Executive signs this Agreement, including, without limitation, such claims related to any equity award held by Executive as specified in paragraph 3 of this Agreement; (2) for the payments or benefits required to be provided under paragraph 3 of this Agreement; (3) regarding rights of indemnification and receipt of legal fees and expenses to which Executive is entitled under Section 9 Indemnification of the Employment Agreement, the Company’s or a subsidiary of the Company’s Certificate of Incorporation or By-laws (or similar instrument), pursuant to any separate writing between Executive and the Company or any subsidiary of the Company or pursuant to applicable law; or (4) relating to any claims for accrued, vested benefits under any employee benefit plan or retirement plan of the Released Persons subject to the terms and conditions of such plan and applicable law (excluding any severance or termination pay plan, program or arrangement, claims to which are specifically waived hereunder).

(d)                                 In signing this Agreement, Executive acknowledges that he intends that this Agreement shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied.  Executive expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, INCLUDING THOSE RELATING TO UNKNOWN, UNSUSPECTED OR UNANTICIPATED CLAIMS, IF ANY, AS WELL AS THOSE RELATING TO ANY OTHER CLAIMS HEREINABOVE MENTIONED OR IMPLIED.

6.                                      Interpretation and Representation.

(a)                                 This Agreement is not intended, and shall not be construed, as an admission that any of the Released Persons has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against Executive.

(b)                                 Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or constructing this Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

(c)                                  Executive represents and warrants that he has not assigned or transferred to any person or entity any of his rights which are or could be covered by this Agreement, including but not limited to the waivers and releases contained in this Agreement.

7.                                      Binding Agreement.  This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

8.                                      Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

9.                                      Acknowledgement.  Executive acknowledges that he: (a) has carefully read this Agreement in its entirety; (b) has had an opportunity to consider carefully the terms of this Agreement; (c) has been advised and is hereby advised by the Company in writing to consult with an attorney of Executive’s choice in connection with this Agreement; (d) fully understands the significance of all of the terms and conditions of this Agreement and has discussed them with Executive’s independent legal counsel, or has had a reasonable opportunity to do so; (e) has had answered to Executive’s satisfaction by Executive’s independent legal counsel any questions Executive has asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) is signing this Agreement voluntarily and of Executive’s own free will and agrees to abide by all the terms and conditions contained herein.

10.                               Effective Date.  This Agreement shall become effective upon it being signed by both Executive and the Company.  Executive and the Company shall cooperate in the preparation of a Form 8-K filing to be released by the Company on or about September 19, 2012 regarding Executive’s retirement and Executive shall not disclose his planned retirement to anyone (other than his spouse or attorney, neither of whom shall disclose Executive’s planned retirement to anyone) until after the issuance of the Company’s Form 8-K regarding Executive’s retirement or in connection with internal Company meetings coordinated with the Company.

11.                               Disputes.  Any dispute regarding this Agreement shall be subject to Delaware law without reference to its choice of law provisions.  Executive agrees to reimburse the Company for out-of-pocket costs and expense reasonably incurred by the Company in connection with enforcing this Agreement (including attorney’s fees) with respect to each claim on which the Company substantially prevails.

12.                               Entire Agreement.  The Executive understands that this Agreement constitutes the complete understanding between the Company and the Executive, and, except as specifically provided in this paragraph 12 of this Agreement, supersedes any and all agreements, understandings, and discussions, whether written or oral, between the Executive and the Company or any other Released Party.  Executive and Company acknowledge and agree that following the Retirement Date, Executive and Company will remain bound by and will abide by the following Sections of the Employment Agreement:  Section 5 Confidentiality of Trade Secrets and Business Information, Section 6 Return of Information, Section 7 Noncompetition, Noninterference, Nondisparagement and Cooperation, Section 8 Enforcement, Section 9 Indemnification and Section 19 Section 409A.  In addition, the Executive and the Company agree that Section 7(a)(iii) of the Employment Agreement is hereby expanded to a two (2) year period such that Executive agrees that Executive shall not for a period of two (2) years after Executive’s Retirement Date, directly or indirectly, attempt to, or assist any other person in attempting to, employ, engage, retain or partner with, any person who is then or at any time during the one hundred eighty (180) day-period prior thereto was, a director, officer or employee of the Company or a Subsidiary (as defined in the Employment Agreement) (“Subsidiary”), or encourage any such person or any consultant, agent or independent contractor of the Company or any Subsidiary to terminate, alter or modify such relationship with the Company or any Subsidiary.  Executive further agrees and acknowledges that the Company may cease making payments or providing benefits under paragraph 3 of this Agreement if Executive materially violates the provisions of Section 5, 6 or 7 of the Employment Agreement or the preceding sentence and if curable, does not cure such violation within fifteen (15) days after written notice from the Company.  No other promises or agreements shall be binding unless in writing and signed by both the Company and the Executive after the effective date of this Agreement.

13.                               Miscellaneous.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

14.                               Tax Matters.  The Company may withhold from any and all amounts payable to the Executive under this Agreement such federal, state, local or foreign taxes as may be required to be withheld pursuant to any applicable law or regulation.

15.                               Counterpart Agreements.  This Agreement may be signed in counterparts, and by facsimile or e-mail transmission, all of which shall be considered as original documents and which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

SIX FLAGS ENTERTAINMENT CORPORATION

By:	/s/ Lance Balk	Dated:	September 14, 2012

Name:	Lance Balk

Title:	General Counsel

EXECUTIVE

/s/ Alexander Weber, Jr.		Dated:	September 14, 2012
Alexander Weber, Jr.

APPENDIX A

AGREEMENT AND GENERAL RELEASE

Agreement and General Release (the “Agreement”), by and between Alexander Weber, Jr. (the “Executive”) and Six Flags Entertainment Corporation, a Delaware corporation (the “Company”).

1.                                      In exchange for Executive’s waiver of claims against the Released Persons (as defined below) and compliance with the other terms and conditions of this Agreement and the Retirement Agreement dated as of September 14, 2012 by and between Executive and the Company (the “Retirement Agreement”), upon the effectiveness of this Agreement, the Company agrees to provide you with the payments and benefits provided in paragraph 3 of the Retirement Agreement in accordance with the terms and conditions of the Retirement Agreement.

2.                                      (a)                                 In consideration for the payments and benefits to be provided to Executive pursuant to paragraph 3 of the Retirement Agreement, Executive, for himself and for his heirs, executors, administrators, trustees, legal representatives and assigns (hereinafter referred to collectively as “Releasors”), forever release and discharge the Company and its subsidiaries, divisions, affiliates and related business entities, successors and assigns, and any of its or their respective directors, officers, fiduciaries, agents, trustees, administrators, employees and assigns (in each case, in their capacity as such) (collectively the “Released Persons”) from any and all claims, suits, demands, causes of action, covenants, obligations, debts, costs, expenses, fees and liabilities of any kind whatsoever in law or equity, by statute or otherwise, whether known or unknown, vested or contingent, suspected or unsuspected and whether or not concealed or hidden (collectively, the “Claims”), which Executive has had, now has, or may have against any of the Released Persons by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence, or other matter arising up to and including the date on which Executive signs this Agreement, except as provided in paragraph 2(c) below.

(b)                                 Without limiting the generality of the foregoing, this Agreement is intended to and shall release the Released Persons from any and all such claims, whether known or unknown, which Executive has had, now has, or may have against the Released Persons arising out of Executive’s employment or termination thereof, including, but not limited to: (i) any claim under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974 (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the Released Persons subject to the terms and conditions of such plan and applicable law), the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act of 1988, or the Fair Labor Standards Act of 1938, in each case as amended; (ii) any other claim whether based on federal, state, or local law (statutory or decisional), rule, regulation or ordinance, including, but not limited to, breach of contract (express or implied), wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages; and (iii) any claim for attorneys’ fees, costs, disbursements and/or the like.

(c)                                  Notwithstanding the foregoing, nothing in this Agreement shall be a waiver of claims: (1) that arise after the date on which Executive signs this Agreement, including, without limitation, such claims related to any equity award held by Executive as specified in paragraph 3 of the Retirement Agreement; (2) for the payments or benefits required to be provided under paragraph 3 of the Retirement Agreement; (3) regarding rights of indemnification and receipt of legal fees and expenses to which Executive is entitled under Section 9 Indemnification of the Employment Agreement (as defined in the Retirement Agreement), the Company’s or a subsidiary of the Company’s Certificate of Incorporation or By-laws (or similar instrument), pursuant to any separate writing between Executive and the Company or any subsidiary of the Company or pursuant to applicable law; or (4) relating to any claims for accrued, vested benefits under any employee benefit plan or retirement plan of the Released Persons subject to the terms and conditions of such plan and applicable law (excluding any severance or termination pay plan, program or arrangement, claims to which are specifically waived hereunder).

(d)                                 In signing this Agreement, Executive acknowledges that he intends that this Agreement shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied.  Executive expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, INCLUDING THOSE RELATING TO UNKNOWN, UNSUSPECTED OR UNANTICIPATED CLAIMS, IF ANY, AS WELL AS THOSE RELATING TO ANY OTHER CLAIMS HEREINABOVE MENTIONED OR IMPLIED.

3.                                      (a)                                 This Agreement is not intended, and shall not be construed, as an admission that any of the Released Persons has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against Executive.

(b)                                 Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or constructing this Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

(c)                                  Executive represents and warrants that he has not assigned or transferred to any person or entity any of his rights which are or could be covered by this Agreement, including but not limited to the waivers and releases contained in this Agreement.

4.                                      This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

5.                                      This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

6.                                      Executive acknowledges that he: (a) has carefully read this Agreement in its entirety; (b) has had an opportunity to consider for at least twenty-one (21) days the terms of this Agreement; (c) is hereby advised by the Company in writing to consult with an attorney of

Executive’s choice in connection with this Agreement; (d) fully understands the significance of all of the terms and conditions of this Agreement and has discussed them with Executive’s independent legal counsel, or has had a reasonable opportunity to do so; (e) has had answered to Executive’s satisfaction by Executive’s independent legal counsel any questions Executive has asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) is signing this Agreement voluntarily and of Executive’s own free will and agrees to abide by all the terms and conditions contained herein.

7.                                      Executive understands that he will have at least twenty-one (21) days from the date of receipt of this Agreement to consider the terms and conditions of this Agreement.  Executive may accept this Agreement by signing it and returning it to the Company’s General Counsel at Six Flags Entertainment Corporation, 924 Avenue J East, Grand Prairie, TX 75050 on or before October 22, 2012.  After executing this Agreement, Executive shall have seven (7) days (the “Release Revocation Period”) to revoke this Agreement by indicating Executive’s desire to do so in writing delivered to the General Counsel at the address above by no later than 5:00 p.m. on the seventh (7th) day after the date Executive signs this Agreement.  The effective date of this Agreement shall be the eighth (8th) day after Executive signs the Agreement (the “Release Effective Date”).  If the last day of the Release Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Release Revocation Period will be deemed to be the next business day.  In the event Executive does not accept this Agreement as set forth above, or in the event Executive revokes this Agreement during the Release Revocation Period, this Agreement, including but not limited to the obligation of the Company to provide the payments and benefits provided in paragraph 3 of the Retirement Agreement, shall be deemed automatically null and void.

8.                                      Any dispute regarding this Agreement shall be subject to Delaware law without reference to its choice of law provisions.  Executive agrees to reimburse the Company for out-of-pocket costs and expense reasonably incurred by the Company in connection with enforcing this Agreement (including attorney’s fees) with respect to each claim on which the Company substantially prevails.

EXECUTIVE

/s/ Alexander Weber, Jr.		Dated:	September 14, 2012
Alexander Weber, Jr.

SIX FLAGS ENTERTAINMENT CORPORATION

By:	/s/ Lance Balk	Dated:	September 14, 2012

Name:	Lance Balk

Title:	General Counsel